Exhibit 4.39

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (“Agreement”) is entered into on [February 20], 2022 in [Shenzhen], the People’s Republic of China (“PRC”) by and among the following parties:

Party A:

Xunlei Computer (Shenzhen) Co., Ltd., a wholly foreign-owned enterprise duly established and validly existing under the PRC laws, with its address at Room 0610-E12, Port Building, Maritime Center, No. 59 Linhai Avenue, Nanshan Subdistrict, Qianhai Shenzhen-Hongkong Modern Service Industry Cooperation Zone, Shenzhen;

Party B:	Wu Kening, a PRC citizen, ID No. ******************, residing at [Room 2-2-501, Fenggang Garden, No. 22 Jinhu Road, Luohu District, Shenzhen]; and
Party C:

Shenzhen Zhiyi Wensi Consulting Partnership (Limited Partnership), a limited partnership duly established and validly existing under the PRC laws, with its address at Room 1402-29, Building 1, Shenzhen Software Industry Base, Nos. 81, 83, 85 Gaoxin South 10th Road, Binhai Community, Yuehai Subdistrict, Nanshan District, Shenzhen.

Party A, Party B, and Party C are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS:

1.	Party B is a partner of Party C. As of the date of this Agreement, Party B holds 95% of the partnership interest in Party C, representing contributed capital of RMB 95,000 to Party C.
2.	Party B agrees, pursuant to this Agreement, to grant Party A an exclusive right to purchase all or part of the partnership interest in Party C held by Party B at such time.

NOW, THEREFORE, the Parties hereby agree as follows:

1.Grant of Partnership Interest Option and Asset Purchase Option

1.1Partnership Interest Purchase Option

Party B hereby irrevocably grants Party A a proprietary right, to the extent permitted under PRC laws, exercisable in accordance with the steps determined by Party A at its sole discretion and at the price set forth in Section 1.3, to purchase from Party B, or designate one or more persons (“Designee(s)”) to purchase, at any time and from time to time, all or part of the partnership interest in Party C then held by Party B (“Partnership Interest Purchase Option”). Except for Party A and the Designee(s), no other Person shall be entitled to the Partnership Interest Purchase Option or any other rights with respect to the partnership interest held by Party B. Party C hereby consents to Party B granting the Partnership Interest Purchase Option to Party A. For purposes of this Agreement, “Person” means any individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2Exercise Procedures

Party A’s exercise of the Partnership Interest Purchase Option shall be subject to compliance with applicable PRC laws and regulations. Upon exercising the Partnership Interest Purchase Option, Party A shall deliver a written notice (“Partnership Interest Purchase Notice”) to Party B, specifying: (a) Party A’s or the Designee’s decision to exercise the Partnership Interest Purchase Option; (b) the partnership interest to be purchased from Party B (“Purchased Partnership Interest”); and (c) the purchase date/transfer date of the Purchased Partnership Interest.

Within five (5) Business Days after Party A exercises the Partnership Interest Purchase Option and delivers the written notice to Party B, Party B shall cooperate in executing an partnership interest transfer agreement in the form attached hereto as Annex 1 and shall cooperate in completing the relevant registration of change with the competent registration authority. For the avoidance of doubt, provided that the relevant partnership interest transfer agreement complies with applicable laws and the provisions relating to the Partnership Interest Purchase Option under this Agreement, Party A shall have the right to make reasonable revisions to the version of such partnership interest transfer agreement.

1.3Partnership Interest Purchase Price

The purchase price for the Purchased Partnership Interest (“Base Purchase Price”) shall be RMB 1. If the lowest price permitted under PRC laws at the time of exercise exceeds the Base Purchase Price, the transfer price shall be the lowest price permitted under PRC laws (collectively, “Partnership Interest Purchase Price”). Subject to Party C having fulfilled its obligations under Section 6 of this Agreement, all Partnership Interest Purchase Price received by Party B from the transfer of the Purchased Partnership Interest, as well as any other proceeds received by Party B in connection with such transfer, shall be used to repay the loans (if any) extended by Party A to Party B immediately upon receipt. Any remaining balance after repayment of such loans shall be transferred to Party A or the Designee(s) without consideration. For the avoidance of doubt, the Partnership Interest Purchase Price payable to Party A or the Designee(s) shall be net of: (i) any capital contribution paid by Party B to Party C using Party B’s own funds (excluding loans provided by Party A to Party B for the purpose of capital increase in Party C); and (ii) any taxes, costs and expenses already paid by Party B in connection with the preparation and execution of this Agreement and each transfer agreement (as defined below) and the consummation of the transactions contemplated hereby and thereby.

1.4Transfer of Purchased Partnership Interest

Each time Party A exercises the Partnership Interest Purchase Option:

1.4.1	Party C shall promptly convene a partners’ meeting at which a resolution approving the transfer of the Purchased Partnership Interest by Party B to Party A and/or the Designee(s) shall be adopted;
1.4.2

Party C shall procure written consent from its other partners approving the transfer of the Purchased Partnership Interest by Party B to Party A and/or the Designee(s) and waiving any pre-emptive rights;

1.4.3

Party B shall execute, with Party A and/or the Designee(s) (as applicable), an partnership interest transfer agreement in the form attached hereto as Annex 1 for each transfer in accordance with this Agreement and the Partnership Interest Purchase Notice;

1.4.4

The relevant parties shall execute all other necessary contracts, agreements or documents, obtain all required governmental approvals and consents, and take all necessary actions to transfer good and valid title to the Purchased Partnership Interest to Party A and/or the Designee(s), free and clear of any Security Interest, and cause Party A and/or the Designee(s) to be registered as the holder(s) of the Purchased Partnership Interest. For purposes of this Section and this Agreement, “Security Interest” includes any guarantee, mortgage, pledge, third-party right or interest, option, right of acquisition, right of first refusal, right of set-off, title retention arrangement or any other security arrangement; provided, however, for the avoidance of doubt, that any Security Interest arising under this Agreement, the Party B Partnership Interest Pledge Agreement and the Party B Power of Attorney shall not be included. For purpose of this Agreement, the “Party B Partnership Interest Pledge Agreement” refers to the Partnership Interest Pledge Agreement entered into by Party A, Party B and Party C on [February 20], 2025, including any amendments, supplements or restatements thereto; and the “Party B Power of Attorney” refers to the power of attorney executed by Party B in favor of Party A on [February 20], 2025, including any amendments, supplements or restatements thereto.

1.5	Asset Purchase Option

Party C hereby grants Party A an irrevocable and exclusive option, to the extent permitted under PRC laws and regulations, exercisable at Party A’s sole discretion and in accordance with procedures determined by Party A, to purchase, or designate the Designee(s) to purchase, at any time, all or part of the assets of Party C at the lowest price permitted under PRC laws. At such time, Party A or the Designee(s) and Party C shall enter into a separate asset transfer agreement to set forth the terms and conditions of such asset transfer.

2.Covenants

2.1Covenants of Party C

Party C hereby covenants as follows:

2.1.1

Without the prior written consent of Party A, Party C shall not, in any manner, supplement, amend or modify its partnership agreement, increase or decrease its capital contributions, or otherwise alter the capital contribution interests of its partners;

2.1.2

Party C shall maintain its partnership existence in accordance with good financial and business standards and practices, obtain and maintain all governmental approvals, permits and licenses necessary for its business operations, and operate its business and manage its affairs prudently and effectively;

2.1.3

Without the prior written consent of Party A, Party C shall not, at any time from the date hereof, sell, transfer, mortgage or otherwise dispose of any material asset, business or lawful or beneficial interest in its revenue, nor permit any Security Interest to be created thereon;

2.1.4

Without the prior written consent of Party A, Party C shall not incur, assume, guarantee or permit the existence of any indebtedness, except for accounts payable incurred in the ordinary course of business other than through borrowings;

2.1.5

Party C shall conduct all of its business in the ordinary course of business so as to maintain the value of its assets and shall not take or omit to take any action that may materially affect its operating condition or asset value;

2.1.6

Without the prior written consent of Party A, Party C shall not enter into any material contract, except for contracts entered into in the ordinary course of business (for purposes of this paragraph, any contract with a total amount exceeding RMB 50,000 shall be deemed a material contract);

2.1.7	Without the prior written consent of Party A, Party C shall not provide any loan or credit to any Person;
2.1.8	Upon request of Party A, Party C shall provide Party A with all information relating to the operations and financial condition of Party C;
2.1.9

At the request of Party A, Party C shall procure and maintain insurance covering its assets and business with an insurance carrier acceptable to Party A, in amounts and types consistent with companies engaged in similar business operations;

2.1.10	Without the prior written consent of Party A, Party C shall not merge or consolidate with any Person, or acquire or invest in any Person;
2.1.11	Party C shall promptly notify Party A of any litigation, arbitration or administrative proceeding relating to its assets, business or revenue that has occurred or may occur;
2.1.12

In order to maintain Party C’s ownership of all of its assets, Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate claims, and make all necessary or appropriate defenses against any claims;

2.1.13

Without the prior written consent of Party A, Party C shall not declare or distribute any dividends to its partners; provided that, upon request of Party A, Party C shall promptly distribute all of its distributable profits to its partners;

2.1.14	Without the prior written consent of Party A, Party C shall not engage in any business that competes with the business of Party A or any of its Affiliates;
2.1.15	Unless required by mandatory provisions of PRC Laws, Party C shall not be dissolved or liquidated without the prior written consent of Party A;

2.1.16

The partners and/or executive partner of Party C shall not approve, without the prior written consent of Party A, any sale, transfer, mortgage or other disposition by Party B of any legal or beneficial interest in the partnership interest of Party C held by Party B, nor permit any Security Interest to be created thereon, other than any rights created pursuant to the Party B Partnership Interest Pledge Agreement and the Party B Power of Attorney; and

2.1.17

The partners and/or executive partner of Party C shall vote in favor of the transfer of the Purchased Partnership Interest as provided under this Agreement and shall take any other actions as requested by Party A.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the partnership interest of Party C held by Party B, nor permit any Security Interest to be created thereon, other than any rights created pursuant to the Party B Partnership Interest Pledge Agreement and the Party B Power of Attorney;

2.2.2	Party B shall promptly notify Party A of any litigation, arbitration or administrative proceeding relating to the partnership interest held by Party B that has occurred or may occur;
2.2.3

In order to maintain Party B’s ownership of the partnership interest, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate claims, and make all necessary or appropriate defenses against any claims;

2.2.4

Party B hereby waives any right of first refusal it may have with respect to any transfer of partnership interest in Party C by any other partner of Party C to Party A (if any), agrees that such other partners of Party C may enter into exclusive option agreements, partnership interest pledge agreements and powers of attorney with Party A and

Party C that are substantially similar to this Agreement, the Party B Partnership Interest Pledge Agreement and the Party B Power of Attorney, and undertakes that it will not take any action that conflicts with such agreements;

2.2.5	To the extent permitted under PRC laws, any profits or liquidation proceeds received by Party B from Party C shall be promptly gifted to Party A or any Person designated by Party A; and
2.2.6

Party B shall strictly comply with the provisions of this Agreement and all other agreements executed by Party B and Party C jointly or separately with Party A, duly perform all obligations thereunder, and shall not take or omit to take any action that may adversely affect the validity or enforceability of such agreements. To the extent Party B retains any rights with respect to the partnership interest under this Agreement, the Party B Partnership Interest Pledge Agreement or the Party B Power of Attorney, Party B shall not exercise such rights without the written instruction of Party A.

3.Representations and Warranties

Party B hereby represents and warrants to Party A as of the date of this Agreement and as of each transfer date as follows:

3.1

Party B has the requisite power, capacity and authority to execute and deliver this Agreement and any partnership interest transfer agreement to be entered into by Party B pursuant to this Agreement for each transfer of the Purchased Partnership Interest (each, a “Transfer Agreement”), and to perform its obligations under this Agreement and any Transfer Agreement. Party B agrees that it shall execute Transfer Agreements consistent with the terms of this Agreement upon Party A’s exercise of the Partnership Interest Purchase Option. Upon execution, this Agreement and each Transfer Agreement to which Party C is a party constitute or will constitute legal, valid and binding obligations of Party C, enforceable against Party C in accordance with their respective terms;

3.2	Party B has good and marketable title to the partnership interest it holds in Party C, free and clear of any Security Interest, other than the partnership interest pledge created under the partnership interest pledge agreement entered into between Party A and Party B and the power of attorney granted by Party B to Party A.

Party C hereby represents and warrants to Party A as of the date of this Agreement and as of each transfer date as follows:

3.3

Party C has the requisite power, capacity and authority to execute and deliver this Agreement and any Transfer Agreement, and to perform its obligations under this Agreement and any Transfer Agreement. Party C agrees that it shall execute Transfer Agreements consistent with the terms of this Agreement upon Party A’s exercise of the Partnership Interest Purchase Option. Upon execution, this Agreement and each Transfer Agreement to which Party B is a party constitute or will constitute legal, valid and binding obligations of Party B, enforceable against Party B in accordance with their respective terms;

3.4	Party C has obtained all necessary consents and approvals from third parties and governmental authorities (if required) for the execution, delivery and performance of this Agreement;
3.5

Neither the execution and delivery of this Agreement or any Transfer Agreement nor the performance of obligations hereunder or thereunder will: (i) result in a violation of any applicable PRC laws; (ii) conflict with the partnership agreement or other organizational documents of Party C; (iii) result in a breach of, or constitute a default under, any contract or instrument to which Party C is a party or by which it is bound; (iv) result in a breach of any condition applicable to the grant or continued effectiveness of any license or approval issued to Party C; or (v) result in the suspension, revocation or imposition of additional conditions on any license or approval issued to Party C;

3.6	Party C has good and transferable title to all of its assets, free and clear of any Security Interest;
3.7	Party C has no outstanding indebtedness, except for (i) liabilities incurred in the ordinary course of business, and (ii) indebtedness disclosed to and approved in writing by Party A;

3.8	Party C is in compliance with all applicable laws and regulations relating to the acquisition of assets; and
3.9	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the partnership interest, the assets of Party C or Party C itself.

4.Term

This Agreement shall become effective upon execution by all Parties and shall terminate when all partnership interests in Party C held by Party B and all assets of Party C have been lawfully transferred to Party A and/or its designated Person(s) in accordance with this Agreement.

5.Governing Law and Dispute Resolution

5.1Governing Law

The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of any disputes hereunder shall be governed by the PRC laws.

5.2Dispute Resolution

Any dispute arising from the interpretation or performance of this Agreement shall first be resolved through friendly consultation among the Parties. If the dispute cannot be resolved within thirty (30) days after one Party delivers a written notice requesting consultation, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules. The arbitration shall be conducted in Shenzhen and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties.

6.Taxes and Expenses

Party C shall bear any and all transfer and registration taxes, costs and expenses incurred by or imposed upon the Parties in connection with the preparation and execution of this Agreement and each Transfer Agreement and the consummation of the transactions contemplated under this Agreement and each Transfer Agreement in accordance with PRC laws.

7.Notices

7.1

All notices and other communications required or permitted under this Agreement shall be delivered by hand, by registered mail (postage prepaid), by commercial courier service, or by facsimile to the addresses set forth below. Each notice shall also be delivered by email. The effective date of delivery shall be determined as follows:

7.1.1	If delivered by hand, courier service or registered mail (postage prepaid), the date of receipt or rejection at the designated address shall be deemed the effective delivery date;
7.1.2	If delivered by facsimile, the date of successful transmission (as evidenced by the automatically generated transmission confirmation) shall be deemed the effective delivery date.
7.2	Addresses for Notice

Party A:

Address: [Room 0610-E12, Port Building, Maritime Center, No. 59 Linhai Avenue, Nanshan Subdistrict, Qianhai Shenzhen-Hongkong Modern Service Industry Cooperation Zone, Shenzhen]

Attn: [Wu Kening]

Party B:

Address: [Room 2-2-501, Fenggang Garden, No. 22 Jinhu Road, Luohu District, Shenzhen]

Attn: [Wu Kening]

Party C:

Address: [Room 1402-29, Building 1, Shenzhen Software Industry Base, Nos. 81, 83, 85 Gaoxin South 10th Road, Binhai Community, Yuehai Subdistrict, Nanshan District, Shenzhen]

Attn: [Wu Kening]

7.3	Any Party may change its address for notice by delivering notice to the other Parties in accordance with this Section.

8.Confidentiality

The Parties acknowledge and agree that this Agreement, the contents hereof, and any oral or written information exchanged among the Parties in connection with the preparation or performance of this Agreement shall constitute Confidential Information. Each Party shall maintain the confidentiality of all such Confidential Information and shall not disclose any Confidential Information to any third party without the prior written consent of the other Parties, except for: (a) any information that is or will become publicly available other than through unauthorized disclosure by the receiving Party; (b) any information required to be disclosed pursuant to applicable laws, stock exchange rules, or orders of governmental authorities or courts; or (c) any information disclosed by any Party to its shareholders/partners, directors, employees, legal or financial advisors in connection with the transactions contemplated under this Agreement, provided that such persons shall be subject to confidentiality obligations substantially similar to those set forth herein. Any breach of confidentiality by a Party’s shareholders/partners, directors, employees or engaged institutions shall be deemed a breach by such Party, which shall bear liability for breach in accordance with this Agreement.

9.Further Assurances

The Parties agree to promptly execute all documents and take all further actions reasonably necessary or desirable to carry out the provisions and purposes of this Agreement.

10.Liability for Breach

10.1

Subject to Section 10.3, if Party B or Party C materially breaches any provision of this Agreement, Party A shall have the right to terminate this Agreement and/or require Party B or Party C to compensate for damages. Subject to Section 10.3, this Section 10 shall not prejudice any other rights of Party A under this Agreement.

10.2	Except as otherwise required by law, Party B and Party C shall not have any right to terminate or rescind this Agreement under any circumstances.
10.3	Notwithstanding any contrary provision in this Agreement, the Party B Partnership Interest Pledge Agreement, the Party B Power of Attorney,

any other Transaction Document (as defined in the Party B Partnership Interest Pledge Agreement), or any applicable law, in the event of any breach by Party B of any representation, warranty, covenant, undertaking, agreement or condition under this Agreement, the Party B Partnership Interest Pledge Agreement, the Party B Power of Attorney or any other Transaction Document, Party A’s sole remedy shall be limited to exercising its pledge rights over the partnership interests in Party C held by Party B pursuant to Section 8 of the Party B Partnership Interest Pledge Agreement, and Party B shall not bear any compensation or other liability to Party A or any other Person.

11.Miscellaneous

11.1Amendment, Modification and Supplement

Any amendment, modification or supplement to this Agreement shall be made in writing and signed by all Parties.

11.2Entire Agreement

Except for any written amendment, supplement or modification executed after the date hereof, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior oral or written negotiations, representations and agreements relating thereto.

11.3Headings

The headings of this Agreement are for convenience of reference only and shall not affect the interpretation of any provision hereof.

11.4Language

This Agreement is executed in three (3) originals, with each Party holding one original, and each original shall have equal legal effect.

11.5Severability

If any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties shall, through good faith consultation, replace such invalid, illegal or unenforceable provision with a valid provision to the maximum extent permitted by law that most closely achieves the intended economic effect of the invalid, illegal or unenforceable provision.

11.6Successors

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

11.7Survival

11.7.1	Any obligations incurred or accrued under this Agreement prior to its expiration or earlier termination shall survive such expiration or termination.
11.7.2	The provisions of Sections 5, 8, 10 and this Section 11.7 shall survive the termination of this Agreement.

11.8Waiver

Any waiver of the terms and conditions of this Agreement must be made in writing and signed by all Parties. A waiver by any Party of a breach by another Party in a particular circumstance shall not be deemed a waiver of any similar breach in any other circumstance.

(No further text. Signature page follows.)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be duly executed by their authorized representatives as of the date first written above.

Party A:

Xunlei Computer (Shenzhen) Co., Ltd. (Seal)

By:	/s/ Kening Wu
Name:	Kening Wu
Title:	Authorized Signatory

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be duly executed by their authorized representatives as of the date first written above.

Party B:

Wu Kening

By:	/s/ Kening Wu

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be duly executed by their authorized representatives as of the date first written above.

Party C:

Shenzhen Zhiyi Wensi Consulting Partnership (Limited Partnership) (Seal)

By:	/s/ Kening Wu
Name:	Kening Wu
Title:	Authorized Signatory

Signature Page

Annex 1 Partnership Interest Transfer Agreement

1

Annex 1 Representations and Warranties

2